SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

FIRST PACTRUST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 236-5211

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The sole purpose of this amendment is to revise the third paragraph under Item 4.01 of the original Current Report on Form 8-K filed by First PacTrust Bancorp, Inc. (the “Company”) on December 11, 2012 to reflect the Company’s receipt of the letter from Crowe Horwath LLP regarding the statements made by the Company under Item 4.01 and to file such letter as an exhibit to this amendment.  Item 4.01 is restated below in its entirety.

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 10, 2012, First PacTrust Bancorp, Inc. (the “Company”) engaged KPMG LLP, and dismissed Crowe Horwath LLP, as the principal accountant to audit the Company’s consolidated financial statements. The decision to change accountants was approved by the Audit Committee of the Company’s Board of Directors.

The reports of Crowe Horwath LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2011 and 2010 and from January 1, 2012 through December 10, 2012: (i) there were no disagreements with Crowe Horwath LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe Horwath LLP, would have caused Crowe Horwath LLP to make reference to the subject matter of the disagreements in connection with its reports; and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

The Company requested that Crowe Horwath LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Crowe Horwath LLP agrees with the statements made in this Item 4.01 and, if not, stating the respects in which it does not agree.  A copy of this letter, which the Company received on December 12, 2012, is filed as Exhibit 16 hereto.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

Date: December 13, 2012	By:	/s/ Richard Herrin
Richard Herrin
Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
EX-16	Letter of Crowe Horwath LLP dated December 12, 2012